Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the annual report on Form 10-KSB of Bay Resources Ltd. (the "Company") for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  September 27, 2004


                                        By:     /s/ Joseph I Gutnick
                                                --------------------
                                                Joseph Isaac Gutnick
                                                Chairman of the Board, President
                                                and
                                                Chief Executive Officer
                                                (Principal Executive Officer)